Exhibit 23.2

KPMG LLP Suite 1900 150 West Jefferson Detroit, MI 48226

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-255707, 333-255708, 333-260046 and No. 333-263909) on Form S-3 and (Nos. 333-262767 and 333-222743) on Form S-8 of our report dated April 3, 2023, with respect to the consolidated financial statements of Exela Technologies, Inc.

/s/ KPMG LLP

Detroit, Michigan
April 3, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.